Exhibit 4.4

WAIVER AND ACKNOWLEDGMENT UNDER

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Waiver and Acknowledgment (this “Waiver”), dated as of February 27, 2012, is made to the Second Amended and Restated Investor Rights Agreement, dated as of March 28, 2008, by and among InvenSense, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A thereto (each an “Investor” and collectively the “Investors”) and Steven Nasiri (the “Founder”), as amended on July 17, 2011 (the “Agreement”). The undersigned, constituting more than two-thirds of the Registrable Securities (as defined in the Agreement) outstanding as of the date hereof, hereby agree as follows:

1. The undersigned hereby waive any right to receive notice set forth in Section 1.3 of the Agreement with respect to the proposed registration of securities in connection with a public offering within 90 days of the date hereof (the “Follow-On Offering”).

2. The undersigned hereby waive any right to a modified pro rata allocation of securities under Section 1.5(e) of the Agreement if the total amount of securities, including Registrable Securities, requested by Holders to be included in the Follow-On Offering exceeds the amount of securities sold, other than by the Company, that the underwriters determine in good faith is compatible with the success of the offering, such that the right to participate in the Follow-On Offering shall be allocated pro rata in accordance with the total Registrable Securities held by all of the Holders.

3. The undersigned hereby acknowledge that Morrison & Foerster LLP shall be counsel for the selling Holders in the Follow-On Offering and agree that the Company shall not be liable under Section 1.7(a) of the Agreement for any legal fees or expenses of the Holders incurred in connection with the Follow-On Offering except such fees or expenses, not to exceed $35,000, incurred by Morrison & Foerster LLP.

4. Terms of Agreement; Conflicting Terms. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect. Notwithstanding the foregoing, in the event of any inconsistency or conflict between the Agreement and this Waiver, the terms, conditions and provisions of this Wavier shall govern and control. For the avoidance of doubt, all references to the “Agreement” in the Agreement shall refer to the Agreement, as modified by this Waiver.

5. Governing Law. This Amendment is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Waiver shall be subject to resolved exclusively by the federal courts located in the County of Santa Clara, California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts

4. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Entire Agreement. In accordance with Section 3.7 of the Agreement, this Waiver shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, the Company and the Founder (as defined in the Agreement). This Waiver and the Agreement (as amended) constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement (as amended) and this Waiver.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Waiver to the Agreement as of the date first set forth above.

INVENSENSE, INC.

/s/ Steven Nasiri
Steven Nasiri
Chairman and Chief Executive Officer

ARTIMAN VENTURES, L.P.

By: Artiman, LLC
Its: General Partner

/s/ Amit Shah
Amit Shah, Manager

ARTIMAN VENTURES SIDE FUND, L.P. By: Artiman, LLC Its: General Partner

/s/ Amit Shah
Amit Shah, Manager

PARTECH U.S. PARTNERS IV, LLC

/s/_Vincent Worms
Name: Vincent Worms
Title: Managing Member

45TH PARALLEL, LLC

/s/_Vincent Worms
Name: Vincent Worms
Title: Managing Member

PAR SF II, LLC

/s/_Vincent Worms
Name: Vincent Worms
Title: Managing Member

SIERRA VENTURES IX, L.P.

By:	/s/ Ben Yu
Name	Ben Yu
Title:	Manager
on behalf of Sierra Ventures Associates IX, LLC the General Partner of Sierra Ventures IX, L.P.

STEVEN NASIRI

By:	/s/ Steven Nasiri
Name: Steven Nasiri

STEVEN S. NASIRI LIVING TRUST

By:	/s/ Steven Nasiri
Name: Steven Nasiri
Title:

QUALCOMM Incorporated

By:	/s/ Richard F. Grannis
Name:	Richard F. Grannis
Title:	SVP and Treasurer

DOCOMO CAPITAL, INC.

By:	/s/ Eisuke Miki
Name:	Eisuke Miki
Title:	President & CEO

INVENTEC APPLIANCES CORPORATION

By:	/s/ Arnold Gia-Shuh Jang
Name:	Arnold Gia-Shuh Jang
Title:	Vice President

VENTURETECH ALLIANCE FUND III, LP

By:	/s/ James V. Diller, Jr.
Name:	James V. Diller, Jr.
Title:	Managing Member

MACNICA INVESTMENT PARTNERS

By:	/s/ David Seu
Name:	David Seu
Title:	As General Partner of Macnica Investment Partners STB Investment Corp., Director

KEY CAPITAL CORPORATION

By:	/s/ Richard A. Stepnowski
Name:	Richard A. Stepnowski
Title:	Sup-Controller